F & M BANK CORP.
                              Timberville, Virginia

                    Notice of Annual Meeting of Shareholders
                    To the Shareholders of F & M Bank Corp.

         The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, May 8, 2004, at 5:30 P.M. at Broadway High School, Broadway, Virginia, for the following purposes:

         1. Election of three directors for three-year terms expiring in 2007.

         2. Ratification of the appointment of S. B. Hoover & Company, L.L.P. as independent auditors for 2004.

         3. Transaction of such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

         Only shareholders of record at the close of business on March 19, 2004 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

         To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may amend your proxy at any time prior to the closing of the polls at the meeting.

                                             By Order of the Board of Directors



                                             Larry A. Caplinger, Secretary

April 2, 2004

                                F & M BANK CORP.
                                 P. O. Box 1111
                           Timberville, Virginia 22853


                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, May 8, 2004 at 5:30 P.M. at Broadway High School, Broadway, Virginia, and at any adjournments thereof (the Annual Meeting). The principal executive offices of the Company are located on Main Street, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 2, 2004.

         The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.

         An  Annual  Report  to  shareholders,   including   current   financial
statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

         Interested shareholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, upon written request to Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only shareholders of record at the close of business on March 19, 2004 will be entitled to vote at the Annual Meeting. As of March 19, 2004, the Company had outstanding 2,420,478 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees
(Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting. Votes that are withheld or abstentions and Broker Shares that are not voted in the election of directors or in the ratification of auditors will not be included in determining the number of votes cast.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 19, 2004, by each of the Company's directors and nominees, each of the executive officers named in the "Summary Compensation Table" below and all of the Company's directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

                                     Amount Beneficially           Percent of
Name of Owner                               Owned                       Class
-------------------------------------------------------------------------------

Larry A. Caplinger                        122,273(1)                    5.052%

Thomas L. Cline                             7,601(2)                     .314%

John N. Crist                              12,404(3)                     .512%

Julian D. Fisher                           17,620(4)                     .728%

Ellen R. Fitzwater                          3,582(5)                     .148%

Robert L. Halterman                        29,348                       1.212%

Daniel J. Harshman                            550(6)                     .023%

Lawrence H. Hoover, Jr                     39,315(7)                    1.624%

Richard S. Myers                            9,285(8)                     .384%

Michael W. Pugh                               784(9)                     .032%

Ronald E. Wampler                          10,553(10)                    .436%

Dean W. Withers                             3,190(11)                    .132%

Directors and executive officers
  as a group (13 persons)                 256,505                      10.597%

-------------------------


(1) Includes 2,256 shares owned directly, 4,944 shares owned jointly with his spouse, 216 shares indirectly held for Mr. Caplinger's children and 114,857 shares owned by the Company's Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.

(2) Includes 4,023 shares owned directly, 3,060 shares owned jointly with his spouse, 168 shares owned by his spouse, 175 shares owned by Mr. Cline's Roth IRA and 175 shares owned by his spouse's Roth IRA.

(3) Includes 4,563 shares owned directly, 2,000 shares owned by Mr. Crist's IRA, 100 shares owned by Mr. Crist's Roth IRA, 2,500 shares owned by his personal 401(k) plan, 1,141 shares owned by his spouse, 100 shares owned by his spouse's Roth IRA, 1,000 shares owned by his spouse's IRA and 1,000 shares indirectly held for Mr. Crist's daughters.

(4)  Includes 9,427 shares owned directly and 8,193 shares owned by his spouse.

(5) Includes 3,204 shares owned directly and 378 shares owned jointly with another person.

(6) Includes 450 shares owned directly and 100 shares owned jointly with his spouse.

(7) Includes 33,536 shares owned directly, 138 shares owned by his spouse and 5,641 shares owned by unitrusts of which he is one of the trustees.

(8)  Includes  4,800 shares owned  directly and 4,485 shares owned by Mr. Myers'
     IRA.

(9) Includes 600 shares owned directly, 84 shares owned jointly with his spouse and 100 shares held by a simplified employee plan for Mr. Pugh's benefit.

(10) Includes 10,053 shares owned directly and 500 shares owned by his spouse.

(11) Includes 910 shares owned directly, 1,500 shares owned by Mr. Withers' IRA, 600 shares owned by his spouse and 180 shares indirectly held for Mr. Withers' sons.


                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS

         Except for Larry A. Caplinger, as disclosed above under "Security Ownership of Management," management of the Company knows of no person who has beneficial ownership of 5% or more of the outstanding Common Stock as of March 19, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2003, all filing requirements applicable to its officers and directors were complied with except that Lawrence H. Hoover, Jr., Chairman of the Board inadvertently failed to file Form 4s for four sales (one by his unitrust and three by his mother's unitrust) for August and September 2003. Corrective filings were made.


PROPOSAL ONE                  ELECTION OF DIRECTORS

         The term of office for the current Class B directors expires at the Annual Meeting. The Board has nominated such directors, namely Thomas L. Cline, Robert L. Halterman and Michael W. Pugh, for election, for a three-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

                  The Board recommends election of the Class B
              director nominees set forth in this Proxy Statement.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name, Age and Position                Director            Principal Occupation During
with the Company                      Since               the Last Five Years
----------------------                --------            ---------------------------

                                Director Nominees

                                CLASS B DIRECTORS
            (to serve until the 2007 annual meeting of shareholders)

Thomas L. Cline (57)                    1991              President of Truck & Equipment Corp. and Mac Lease, Inc.;
                                                          Secretary/Treasurer of Transport Repairs, Inc.; Secretary of  Truck
                                                          Thermo King until Feb. 2003

Robert L. Halterman (68)                1980              President of Virginia Classic Mustang, Inc.; Partner, H & H Properties

Michael W. Pugh (49)                    1994              President of Old Dominion Realty, Inc. and Colonial Appraisal
                                                          Service, Inc.


                                       3

                         Directors Continuing in Office

                                CLASS C DIRECTORS
            (to serve until the 2005 annual meeting of shareholders)

John N. Crist (54)                      2001              Attorney, Partner in Hoover, Penrod, Davenport & Crist

Julian D. Fisher (63)                   1990              CEO of Farmers & Merchants Bank (the Bank) since May 1996;
President and CEO and                                     President of the Bank since Oct. 1991
Vice Chairman of the Board

Daniel J. Harshman (52)                 2001              Manager of the Town of Edinburg; Owner/Manager of The Spring
                                                          House Restaurant from Jan. 1979 to Aug. 2000

                                CLASS A DIRECTORS
            (to serve until the 2006 annual meeting of shareholders)

Ellen R. Fitzwater (57)                 1999              Partner/Financial Manager of Fitzwater Trucking, L.L.C.;
                                                          Partner/Financial Manager of F & R Leasing, L.L.C. and Blue Ridge
                                                          Transportation Service, L.L.C. since June 2000;
                                                          Corporate accountant of Rocco, Inc. from Oct. 1968 to Dec. 2001

Lawrence H. Hoover, Jr. (69)            1981              Of Counsel, Hoover, Penrod, Davenport & Crist since Jan. 2004;
Chairman of the Board                                     Attorney, Partner in Hoover, Penrod, Davenport & Crist until Jan.
                                                          2004

Richard S. Myers (56)                   1988              President of Dick Myers Chevrolet-Pontiac

Ronald E. Wampler (56)                  1991              Farmer and partner in Dove Ohio Farms, L.L.C., WWTD Ohio Farms,
                                                          L.L.C. and Dove Farms, Inc.


                            Corporate Governance and
                             The Board of Directors

General

         The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company's business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

         The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and the Bank. This document includes the Company's Chief Executive Officer and Principal Financial Officer. It is available upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA 22853.

Board and Committee Meeting Attendance

         There were 13 meetings of the Board of Directors of the Company in 2003. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2003. The Board of the Bank, which met 12 times in 2003, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

         The Company has an Audit Committee and a Compensation Committee is established at the Bank level. The Company does not have a standing Nominating Committee but does appoint a committee each year to handle the nominations process.

Audit Committee

         The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibility to the shareholders relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is set forth in Appendix A to this Proxy Statement.

         The members of the Audit Committee are Thomas L. Cline, Ellen R. Fitzwater, Robert L. Halterman, Daniel J. Harshman and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by the listing standards of the Nasdaq Stock Market ("Nasdaq"). The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Ms. Fitzwater qualifies as an audit committee financial expert as defined by SEC regulations.

         The Audit Committee met five times in 2003. For additional information regarding the Audit Committee, see "Audit Information-Audit Committee Report" on page 10 of this Proxy Statement.

Compensation Committee

         The Compensation Committee reviews senior management's performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reported to the full Board of Directors.

         The members of the Compensation Committee are Robert L. Halterman, Lawrence H. Hoover, Jr., Michael W. Pugh and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq's listing standards. The Compensation Committee met one time in 2003. For additional information regarding the Compensation Committee, see "Compensation Committee Report on Executive Compensation" on page 8 of this Proxy Statement.


Director Nomination Process

         Each year, the Company appoints a nominating committee comprised of independent directors to handle the nominations process. The nominating committee for 2003 was composed of Directors Lawrence H. Hoover, Jr., Richard S. Myers and Ronald E. Wampler. The Company does not have a separate charter related to the nomination process. When these individuals perform the nominating function, they act in accordance with the Company's Articles of Incorporation and Bylaws.

         Shareholders entitled to vote for the election of directors may submit candidates for consideration by Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2005 annual meeting, the notice must be received within the time frame set forth in "Shareholder Proposals" on page 11 of this Proxy Statement. To be in proper form, the notice must include each nominee's written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the Company's Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA 22853.

         The Company's independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

     * The ability of the prospective nominee to represent the interests of the shareholders of the Company;

     * The prospective nominee's standards of integrity, commitment and independence of thought and judgment;

     * The prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

     * The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Annual Meeting Attendance

         The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2003 annual meeting.


Communications with Directors

         Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA 22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.


Director Compensation

         All directors of the Company, who are also directors of the Bank, each received $500 for attending each board meeting of the Bank in 2003. They received no additional compensation as directors for Board meetings of the Company. In addition, each director received a bonus of $5,500 for the year ended 2003 and $100 for each Investment and Corporate Governance Committee meeting attended, $150 for each Compensation Committee meeting attended and $200 for each Audit Committee meeting attended.


Executive Officers Information

         The following information, including the principal occupation during the past five years, is given with respect to each executive officer of the Company, except for Julian D. Fisher, who is discussed above under "Information Concerning Directors and Nominees."

         Larry A. Caplinger, 51, has served as Senior Vice President of the Bank since May 1990.

         Neil W. Hayslett, 42, has served as Senior Vice President and Chief Financial Officer of the Bank since January 2003. Prior to that time, he served as Vice President and Chief Financial Officer.

         Dean W. Withers, 47, has served as Executive Vice President and Chief Operating Officer of the Bank since January 2003. Prior to that time, he served as Vice President.

                              SUMMARY COMPENSATION

         The Summary Compensation Table below sets forth the compensation of the Company's named Executive Officers for all services rendered to the Company and the Bank for the last three fiscal years. During 2003, no other executive officer of the Company and the Bank received compensation in excess of $100,000.

                           Summary Compensation Table
                               Annual Compensation

Name and                                                            Other Annual         All Other
Principal Position                Year    Salary($)    Bonus($)     Compensation($)      Compensation($)

Julian D. Fisher                  2003    $160,000      $49,500              *            $34,905(3)
President & Chief                 2002     150,000       49,500              *             44,109(3)
Executive Officer                 2001     140,000       48,750(2)           *             40,935(3)

Larry A. Caplinger(1)             2003      83,000       18,000(2)           *             17,725(4)
Senior Vice President             2002      79,000       17,500(2)           *             19,551(4)

Dean W. Withers(1)                2003      83,000       18,000              *             17,374(5)
Executive Vice President &        2002      78,000       16,500(2)           *             19,844(5)
Chief Operating Officer

         *The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus.
          1Mr. Caplinger and Mr. Withers became executive officers as of July 18, 2002.
          2The amounts presented include compensation that was deferred at the executive officer's election.
          3The amounts presented include the Company's contribution for the benefit of Mr. Fisher under the Company's Stock Bonus Plan ($15,345, $11,791, and $10,806 in 2003, 2002, and 2001, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Fisher ($1,350, $15,647 and $15,844 in 2003, 2002 and 2001, respectively) and the Company's contribution for the benefit of Mr. Fisher under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($18,210, $16,671, and $14,285 in 2003, 2002, and 2001,
respectively). Prior to 2003, the Company and Mr. Fisher were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Fisher's death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Fisher or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Fisher with term life insurance equal to five times his base salary. The amounts presented in the table represent the split dollar premiums for 2001 and 2002 and the term life insurance premium for 2003.
          4The amounts presented include the Company's contribution for the benefit of Mr. Caplinger under the Company's Stock Bonus Plan ($7,568 and $6,773 in 2003 and 2002, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Caplinger ($711 and $3,998 in 2003 and 2002, respectively) and the Company's contribution for the benefit of Mr. Caplinger under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($9,446 and $8,780 in 2003 and 2002, respectively). Prior to 2003, the Company and Mr. Caplinger were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Caplinger's death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Caplinger or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Caplinger with term life insurance equal to five times his base salary. The amounts presented in the table represent the split dollar premiums for 2001 and 2002 and the term life insurance premium for 2003.
          5The amounts presented include the Company's contribution for the benefit of Mr. Withers under the Company's Stock Bonus Plan ($7,226 and $6,405 in 2003 and 2002, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Withers ($702 and $4,770 in 2003 and 2002, respectively) and the Company's contribution for the benefit of Mr. Withers under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($9,446 and $8,669 in 2003 and 2002, respectively). Prior to 2003, the Company and Mr. Withers were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Withers' death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Withers or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Withers with term life insurance equal to five times his base salary. The amounts presented in the table represent the split dollar premiums for 2001 and 2002 and the term life insurance premium for 2003.

Severance Plan

         In 1996, the Company and the Bank adopted a change in control severance plan that became effective July 1, 1996. The plan covers employees designated by the Company's Board of Directors, including Mr. Fisher, Mr. Caplinger and Mr. Withers.

         Under the plan, a "covered termination" is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within seven days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

         In the event of a covered termination, a covered employee will be entitled to the following severance benefits: (i) continuation of the employee's base pay (as defined in the plan) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer's regular contribution towards that coverage, under the employer's health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car that the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.


Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Bank has furnished the following report on executive compensation. All executive compensation for the Company and the Bank is determined and paid on the Bank level.

         The Compensation Committee meets annually to review salaries, bonuses and the contributions to the Employee Stock Ownership Plan (ESOP) (also known as the Company's Stock Bonus Plan) and the Executive Deferred Compensation Plan. The Compensation Committee recommends to the Board of Directors the annual salary and bonuses of the Senior Management group.

         The committee also recommends the annual contribution to the ESOP, which is shared on a pro-rated basis by all eligible employees, and the contribution to the Executive Deferred Compensation Plan, which was established for the benefit of the Senior Management group. Finally, the committee recommends a range of percentage increases in salary for the remaining staff. Increases within the range established by the committee and board are then recommended by department supervisors and approved by Mr. Fisher.

         In establishing salaries and bonuses for the Senior Management group, the committee attempts to provide competitive levels of compensation, which will attract and retain corporate officers and key employees with outstanding abilities and to motivate them through a combination of base salary, annual incentives and deferred compensation. The committee uses the Virginia Bankers Association Salary Survey of Virginia Banks for comparison of salaries paid for similar positions and responsibilities. The Board, on at least an annual basis, also reviews qualitative factors, such as Return on Average Assets (ROAA) and Return on Average Equity (ROAE) relative to peer banks. A subjective approach is used in this evaluation and therefore the committee does not rely on a formula or weights of specific factors.

                                            Compensation Committee
                                            Robert L. Halterman
                                            Lawrence H. Hoover, Jr.
                                            Michael W. Pugh
                                            Ronald E. Wampler


Compensation Committee Interlocks and Insider Participation

         During 2003, no executive officer served on the Compensation Committee.

Indebtedness and Other Transactions

         The Company's directors and officers, and other corporations, business organizations, and persons with whom some of the Company's directors and officers are associated, had loan transactions at December 31, 2003 with the Bank totaling approximately $3,943,440 or about 12.90% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.


Stock Performance

         The following graph compares the cumulative total return to the shareholders of the Company for the last five fiscal years with the total return on the Russell 2000 Index and the Pink Banks ($100M to $500M) Index, as reported by SNL Financial LC, assuming an investment of $100 in the Common Stock on December 31, 1998, and the reinvestment of dividends.

                                [GRAPHIC OMITTED]

                                                                                  Period Ending
                                                     -----------------------------------------------------------------------
Index                                                  12/31/98    12/31/99    12/31/00     12/31/01    12/31/02    12/31/03
---------------------------------------------------- ----------- ----------- ----------- ------------ ----------- -----------
F & M Bank Corp.                                         100.00      118.02      117.38        92.11       99.09      122.34
Russell 2000                                             100.00      121.26      117.59       120.52       95.83      141.11
SNL $100M-$500M OTC-BB & Pink Banks                      100.00       91.07       76.98        88.68      106.37      144.49


PROPOSAL TWO
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         S. B. Hoover & Company, L.L.P. of Harrisonburg, Virginia, was the auditor for the Company for 2003 and is being recommended to the Company's shareholders for the ratification of its appointment as auditor for 2004. A representative of S. B. Hoover & Company, L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

                  The Board recommends a vote for Proposal Two.

                                AUDIT INFORMATION

Audit Committee

         The Audit Committee operates under a written charter that the Board has adopted and that is set forth as Appendix A to this Proxy Statement. The five members of the Audit Committee are independent as that term is defined in Nasdaq's listing standards.

Fees of Independent Public Accountants

Audit Fees

         The aggregate fees billed by S. B. Hoover & Company, L.L.P. for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $35,500 for 2003 and $27,800 for 2002.

Audit Related Fees

         The aggregate fees billed by S. B. Hoover & Company, L.L.P. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and not reported under the heading "Audit Fees" above for the fiscal years ended December 31, 2003 and December 31, 2002 were $1,685 and $1,335, respectively. During both years, these services included FHLB collateral verification audits and consultation concerning financial accounting and reporting standards and other related issues.

Tax Fees

         The aggregate fees billed by S. B. Hoover & Company, L.L.P. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $3,000 and $2,425, respectively. During both years, these services included preparation of federal and state income tax returns.

All Other Fees

         There were no fees billed by S. B. Hoover & Company, L.L.P. for any other services rendered to the Company for the fiscal years ended December 31, 2003 and 2002.

Pre-Approved Services

         All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by S. B. Hoover & Company, L.L.P. was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.


Audit Committee Report

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with the auditor's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

March 25, 2004                                    Audit Committee
                                                  Thomas L. Cline
                                                  Ellen R. Fitzwater
                                                  Robert L. Halterman
                                                  Daniel J. Harshman
                                                  Ronald E. Wampler


                              SHAREHOLDER PROPOSALS

         Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2005 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than December 3, 2004, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company anticipates holding the 2005 annual meeting of shareholders on May 14, 2005.

         The Company's Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2005 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2005 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2005 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2005 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 14, 2005 for the 2005 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 15, 2005 and no earlier than February 13, 2005.


                         HOUSEHOLDING OF PROXY MATERIALS

         SEC regulations permit the Company to send a single set of proxy materials, including this Proxy Statement and an Annual Report to shareholders, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy. The Company will deliver promptly upon written or oral request a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If the shareholder would prefer to receive his or her own copy, please contact Sylvia Bowman. Ms. Bowman's phone number is (540)
896-8941, and her address is P. O. Box 1111, Timberville, Virginia 22853. Similarly, if a shareholder would like to receive his or her own set of the Company's proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company's proxy materials in future years, please contact Ms. Bowman.


                                          By Order of the Board of Directors



                                          Larry A. Caplinger, Secretary

April 2, 2004

                                   Appendix A

                                F & M Bank Corp.
                             Audit Committee Charter

I.   Purpose

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by: reviewing the financial reports and other financial information provided by the organization; assessing the systems of internal controls; and monitoring the organization's auditing, accounting, financial reporting and loan review functions. Consistent with this function, the Audit Committee should encourage continuous improvement in and should foster adherence to, the organization's policies, procedures, and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serveas an independent and objective party to monitor the organization's financial reporting process and internal control system.

     Review and appraise the audit efforts of the organization's independent accountants and internal auditing firm.

     Review  and  approve  the  loan  review   function  as   conducted  by  the
     organizations loan review officer(s).

     Provide an open avenue of communication among the independent accountants, senior management, the internal auditing firm, and the Board of Directors.

II.  Composition

     The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A Director will be considered independent if, he or she:

     Has not been employed by the Corporation or its affiliates in the current or past three years;

     Receives no significant compensation from the bank, other than Directors fees.

     Does not have an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

     Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) for providing major services to the bank, holding company or affiliates in any of the past three years; or

     Has not been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the independent accountants to discuss any matters that the Committee believes should be discussed privately.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     Review and update this Charter periodically, at least annually, as conditions dictate.

     Review quarterly financial information prior to filing with Securities & Exchange Commission.

     Review the organization's audited financial statements with Management and the independent auditors.

     Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     Review the regular internal audit reports prepared by the internal auditing firm as well as Management's responses.

     Review the regular internal loan review reports prepared by the loan review officer(s) as well as management's responses.

     Recommend to the Board the selection of the independent accountants and the internal audit firm, considering independence and effectiveness, and approve the fees and other compensation to be paid to these firm(s).

     On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the organization to determine the accountants' independence.

     Review the performance of the independent accounting firm(s) and approve any proposed discharge of the independent accountants when circumstances warrant.

     Periodically consult with the independent accounting firm(s) out of the presence of Management about internal controls and the fairness and accuracy of the organization's financial statements.

     Periodically  consult  with  internal  loan  review  officer(s)  out of the
     presence  of  management   about  loan  policies,   procedures  and  credit
     administration practices.

     Consider and approve, if appropriate, major changes to the organization's auditing and accounting principles and practices as suggested by the independent accounting firm(s), Management, or the internal auditing department.

     Discuss  with  the  independent   auditors  the  "Matters  Required  To  Be
     Discussed" by the Statement of Auditing Standards No. 61 relating to the conduct of the audit.

     Review activities, organizational structure, and qualifications of the internal audit firm.

     Perform  any  other   activities   consistent   with  this   Charter,   the
     organization's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

     This Audit Committee Charter has been reviewed and approved by the Audit Committee and Board of Directors of F & M Bank Corp. December 18, 2003.

                                     PROXY

                                F & M BANK CORP.

                   Annual Meeting of Shareholders, May 8, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Lawrence H. Hoover, Jr., Richard S. Myers and Ronald E. Wampler, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held May 8, 2004 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 19, 2004.

          The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

PROPOSAL ONE
                              ELECTION OF DIRECTORS

|_| FOR all nominees listed below                  |_| WITHHOLD AUTHORITY to vote for all
       (except as marked to the contrary below)             nominees listed below

            Thomas L. Cline, Robert L. Halterman and Michael W. Pugh
                     for three-year terms to expire in 2007.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

PROPOSAL TWO

          RATIFICATION OF APPOINTMENT OF S. B. HOOVER & COMPANY, L.L.P.
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

         |_| FOR                     |_| AGAINST             |_| ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. Please sign the Proxy in the name or names shown on your stock certificate. If signing as a trustee, executor, etc., please so indicate.

                                            Date Signed:
                                                        ------------------------


-----------------------------------          -----------------------------------
        Print Name                                      Signature


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        Print Name                                      Signature